                         CONSENT OF INDEPENDENT ACCOUNTANTS







To the Board of Directors of
Smith Barney New Jersey Municipals Fund Inc.:







We hereby consent to the following with respect to the Registration Statement on Form N-14 under the Securities Act of
1933, as amended, of Smith Barney New Jersey Municipals Fund
Inc.:



1.	The incorporation by reference of our report dated May 10,
1995, accompanying the Annual Report of the Smith Barney New
Jersey Municipals Fund Inc. (formerly the Smith Barney
Shearson New Jersey Municipals Fund Inc.) as of March 31, 1995, in the Prospectus/Proxy Statement.



2.	The reference to our firm under the heading "Financial
Statements and Experts" in the Prospectus/Proxy Statement.



3.	The reference to our firm under the heading "Financial
Highlights" in the Prospectus dated May 29, 1995 of the Smith
Barney New Jersey Municipals Fund Inc..



4.	The reference to our firm under the heading "Counsel and
Auditors" in the Statement of Additional Information dated May
29, 1995 of the Smith Barney New Jersey Municipals Fund Inc..






                                        /s/ Coopers & Lybrand L.L.P.
                                        Coopers & Lybrand L.L.P.



Boston, Massachusetts
October 25, 1995